UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1 TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           May 6, 2016

Superior Uniform Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida		33772

Registrant's telephone number including area code: (727) 397-9611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.     Material Modification to Rights of Security Holders.

At the 2016 Annual Meeting of Shareholders of Superior Uniform Group, Inc. (the “Company”), held on May 6, 2016, the shareholders of the Company adopted Amended and Restated Bylaws (the “New Bylaws”), which took effect immediately upon such adoption and replaced the Company’s prior Bylaws (the “Prior Bylaws”). A description of the significant differences between the Prior Bylaws and the New Bylaws, and therefore the effect the adoption has on the rights of the holders of the Company’s common stock, is incorporated herein by reference to the section “Amended and Restated Bylaws of the Company (Proposal 3)” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 23, 2016 (File No. 001-05869). Such description is only a summary and is qualified by and subject to the full text of the New Bylaws, which is attached hereto as Exhibit 3.2, and incorporated herein by reference.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Company previously reported in its current report on Form 8-K filed on May 9, 2016 the number of “for”, “against” and “abstain” votes tabulated for each proposal at the 2016 Annual Meeting of Shareholders. The tabulation of votes for each of the directors included in Proposal 1 (Election of Directors) resulted in 1,368,712 broker non-votes each, with the exception of Paul Mellini, which resulted in 1,368,711 broker non-votes. Each of Proposal 2 (Approval, on an advisory basis, of the compensation of the named executive officers as disclosed in the proxy statement) and Proposal 3 (Adoption of Amended and Restated Bylaws) resulted in 1,368,711 broker non-votes.

Item 9.01.     Financial Statements and Exhibits.

(d)          Exhibits:

3.2	Amended and Restated Bylaws of the Company

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SUPERIOR UNIFORM GROUP, INC.

By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.
Chief Operating Officer, Chief Financial Officer and Treasurer

Date: May 10, 2016